EXHIBIT 10.60














[SUGEN LETTERHEAD]


July 18, 1996


James L. Tyree
950 Vista Drive
Hillsborough CA 94010

Dear Jim:

         This letter sets forth the separation agreement (the "Agreement") which SUGEN, Inc. (the "Company") is offering to you.

         1. SEPARATION. Your last day of work with the Company shall be June 6, 1996 (the "Separation Date"). You agree that, effective as of the Separation Date, you hereby resign as an employee of the Company and as an officer and director of the Company. You agree to provide the Company with a separate letter of resignation to that effect, no later than the Effective Date. The Company agrees to retain you, and you agree to serve as a consultant to the Company, and to make yourself available for such purposes upon reasonable request by the Company, until October 9, 1997. The Company agrees that such services are deemed to be "employment" for the purposes of your stock option agreements but for no other purposes.

         2. ACCRUED SALARY; PAID TIME OFF. You acknowledge that on or about the Separation Date, the Company paid you all accrued salary, and all accrued and unused vacation earned through the Separation Date, subject to standard payroll deductions and withholdings.

         3. STOCK OPTIONS. The Company shall continue to vest your stock options as shown on the attached Exhibit A for twelve (12) months after the Separation Date. This will result in your vesting in up to 38,667 additional options to purchase Company stock. In accordance with your option agreements, the exercise period for all of your vested options will continue until January 9, 1998.

         4. SEVERANCE PACKAGE. The Company will make severance payments to you in the form of continuance of your base salary in effect on the Separation Date for twelve (12) months following the Separation Date. You acknowledge that these payments have already begun. They will be made on the Company's ordinary payroll dates, and will be subject to standard payroll deductions and withholding. In addition, the Company has since the Separation Date, and will continue to loan you a monthly maximum of three thousand dollars ($3,000) toward your monthly mortgage payment, until the earlier of the sale of the property or twelve (12) months after the Separation Date, but in no event fewer than six (6) months after the Separation Date. The Company agrees not to declare an Event of Default as defined in that certain Loan Agreement dated August 29, 1994 (set forth in Exhibit B), under paragraph 9(b) of the Loan Agreement, until January 1, 1998. The Company will also pay you, upon your repayment of your loan obligations to the Company as provided for in paragraph 5 below, an amount equal to the Financing Loans advanced to you pursuant to the Loan Agreement. This amount will be no less than $76,103.60 and no greater than

James L. Tyree
July 18, 1996
Pag 2



$94,103.60, and will be subject to standard payroll deductions and withholding, including deductions and withholding based on your income by reason of the forgiveness of your loan obligations and forgiveness of your interest payment obligation. In addition, the Company will reimburse you for the reasonable cost of office service (not to exceed $800 per month) for six (6) months after the Effective Date, or until such time as you commence other employment.

         5. RESIDENTIAL LOAN. The Company will forgive in part and modify in part those certain Promissory Notes Secured by Deed of Trust in the amounts of $175,000 and "Up To $130,500.00," respectively, dated August 29, 1994 (the "Notes"), which Notes are secured by a Short Form Deed of Trust and Assignment of Rents of even date (the "Lien"), copies of which are attached hereto as part of Exhibit B, as follows:

                  a. Of the unpaid balance of $175,000.00, the Company will forgive your obligation to pay $87,500.00 upon your repayment of the remaining balance of $87,500.00;

                  b. The remaining balance of $87,500.00 will become due and payable by you upon the earlier of:

                           i. The sale, transfer, conveyance, or assignment of any interest in the real property which is currently the subject of the Lien;

                           ii.      January 1, 1998;

                           iii. Any other Event of Default as defined in the Loan Agreement.

                  c. The Company will forgive the Financing Loans, as defined in the Loan Agreement, and your interest obligations on all of your loans, upon your repayment of the remaining balance of $87,500.00 of your loan obligation. You acknowledge and understand that the taxing authorities require the imputation of interest in this circumstance, and that such imputed interest will be reflected in your tax statement.

                  d. The Company will execute a release of the Lien ("Lien Release") in a form set forth in Exhibit C, to be held in escrow by Company counsel until the Effective Date of this Agreement. The Lien Release shall not be effective until this Agreement takes effect, on the Effective Date, within two business days of which date the Company's counsel shall file the Lien Release with the County of San Mateo.

         6. TERMINATION OF AGREEMENTS. Subject to the provisions of paragraphs 13 and 15 below, and except for the provisions of the Proprietary Information and Inventions Agreement as referenced in paragraph 11 of this Agreement, you and the Company agree to terminate as of June 6,

James L. Tyree
July 18, 1996
Page 3



1996 that certain offer letter agreement ("Offer Letter") dated April 28, 1994, signed by you on May 2, 1994, and to terminate that certain Deferred Compensation Agreement dated August 29, 1994.

         7. HEALTH INSURANCE. To the extent permitted by the federal COBRA law and by the Company's current group health insurance policies, you will be eligible to continue your health insurance benefits, and the Company agrees to pay your health insurance continuation premiums for twelve (12) consecutive months through June 30, 1997; provided, however, that the Company's obligation to make such payments shall cease immediately if you become eligible for other health insurance benefits at the expense of another employer. You agree to notify a duly authorized officer of the Company, in writing, immediately upon your acceptance of any employment which provides health insurance benefits.

         8. OTHER COMPENSATION OR BENEFITS. You acknowledge that, except as expressly provided in this Agreement, you will not receive any additional compensation, severance or benefits after the Separation Date. In particular, this includes without limitation, cancellation of paid life insurance benefits and vacation accrual. However, if permitted by the Plan's eligibility requirements, you may continue to participate in the Company's 401(k) Plan.

         9. EXPENSE REIMBURSEMENTS. You acknowledge that you have submitted your final documented expense reimbursement statement reflecting all business expenses you incurred through the Separation Date, if any, for which you seek reimbursement and that the Company has reimbursed you for these expenses pursuant to its regular business practice.

         10. RETURN OF COMPANY PROPERTY. You represent that you have returned to the Company all Company documents (and all copies thereof) and other Company property which you have had in your possession at any time, including, but not limited to, Company files, notes, drawings, records, business plans and forecasts, financial information, specifications, computer- recorded information, tangible property (including, but not limited to, computers), credit cards, entry cards, identification badges and keys; and, any materials of any kind which contain or embody any proprietary or confidential information of the Company (and all reproductions thereof).

         11. PROPRIETARY INFORMATION OBLIGATIONS. Both during and after your employment you acknowledge your continuing obligations under your Proprietary Information and Inventions Agreement not to use or disclose any confidential or proprietary information of the Company without prior written authorization from a duly authorized representative of the Company. A copy of your Proprietary Information and Inventions Agreement is attached hereto as Exhibit D.

         12. CONFIDENTIALITY. The provisions of this Agreement shall be held in strictest confidence by you and the Company and shall not be publicized or disclosed in any manner whatsoever; provided, however, that: (a) you may disclose this Agreement to your immediate family; (b) the parties may disclose this Agreement in confidence to their respective attorneys, accountants, auditors, tax preparers, and financial advisors; (c) the Company may disclose this Agreement as necessary to fulfill standard or legally required corporate reporting or disclosure

James L. Tyree
July 18, 1996
Page 4



requirements; (d) the parties may disclose this Agreement insofar as such disclosure may be necessary to enforce its terms or as otherwise required by law; and (e) the Company agrees to notify its key employees of the nondisparagement agreement in paragraph 13 below.

         13. NONDISPARAGEMENT. Both you and the Company agree not to disparage the other party, and the other party's officers, directors, employees, shareholders and agents, in any manner likely to be harmful to them or their business, business reputation or personal reputation; provided that both you and the Company shall respond accurately and fully to any question, inquiry or request for information when required by legal process. In the event of any breach of this paragraph by you, the Company will have the right to stop further performance of this Agreement immediately, including without limitation, the termination of your consulting arrangement, salary continuance, stock option vesting, forgiveness of loan obligations and interest, payment of Financing Loans, payment of the amount equal to the Financing Loans, and health coverage. In the event of any breach of this paragraph by the Company, you will have the right to declare this Agreement to be null and void in all respects.

         14. RELEASE. In exchange for the payments and other consideration under this Agreement to which you would not otherwise be entitled, you agree to execute the Employee Agreement and Release attached hereto as Exhibit E.

         15. DEFAULT. Without limiting either party's rights in paragraph 13 above, your material default of any of the provisions of this Agreement will give the Company the immediate right to terminate its further performance of this Agreement, and a material default by the Company will permit you, at your option to (a) seek enforcement of the terms of this Agreement; or (b) declare this Agreement to be null and void in all respects, including the Employee Agreement and Release.

         16. CONFIDENTIAL ARBITRATION. To ensure rapid and economical resolution of any and all disputes which may arise in connection with this Agreement, you and the Company agree that any and all disputes, claims, causes of action, in law or equity, arising from or relating to this Agreement or its enforcement, performance, breach, or interpretation, with the sole exception of those disputes which may arise from either (a) your Proprietary Information Agreement, or (b) the provisions of paragraph 13 above, shall be resolved by final and binding confidential arbitration held in San Francisco, California through Judicial Arbitration & Mediation Services/Endispute, Inc. ("JAMS") under the then existing JAMS Rules of Practice and Procedure. Any such arbitration shall be conducted in the utmost secrecy. Nothing in this paragraph is intended to prevent either you or the Company from obtaining injunctive relief in court to prevent irreparable harm pending the conclusion of any such arbitration.

         17. MISCELLANEOUS. This Agreement, including Exhibits A, B (as amended herein), C, D, and E together constitute the complete, final and exclusive embodiment of the entire agreement between you and the Company with regard to this subject matter. It is entered into without reliance on any promise or representation, written or oral, other than those expressly contained herein, and it supersedes any other such promises, warranties or representations. This Agreement may not be

James L. Tyree
July 18, 1996
Page 5

modified or amended except in a writing signed by both you and a duly authorized officer of the Company. This Agreement shall bind the heirs, personal representatives, successors and assigns of both you and the Company, and inure to the benefit of both you and the Company, their heirs, successors and assigns. If any provision of this Agreement is determined to be invalid or unenforceable, in whole or in part, this determination will not affect any other provision of this Agreement and the provision in question shall be modified by the court or arbitrator so as to be rendered enforceable. This Agreement shall be deemed to have been entered into and shall be construed and enforced in accordance with the laws of the State of California as applied to contracts made and to be performed entirely within California.

         If this Agreement is acceptable to you, please sign below and on the attached Employee Agreement and Release, which is part of this Agreement, and return the originals of both to me.

         Please accept my best wishes for success in your future endeavors.

                                                    Sincerely,

                                                    SUGEN, INC.


                                                    By:  /s/ Stephen Evans-Freke
                                                       -------------------------
                                                             Stephen Evans-Freke



                                                    AGREED:



                                                         /s/ James L. Tyree
                                                       -------------------------
                                                             James L. Tyree





Exhibit A - Stock Option Status Report
Exhibit B - Loan Agreement, including Exhibits
Exhibit C - Lien Release (Full Reconveyance)
Exhibit D - Proprietary Information and Inventions Agreement
Exhibit E - Employee Agreement and Release

                                                     EXHIBIT A

                                         OPTION STATUS AS OF JUNE 6, 1996



                                                                                       Vesting
Grant                     Date of         Total                  Currently             Through           Total
Number                      Grant       Granted       Price         Vested         June 6,1997        Canceled
------                      -----       -------       -----         ------         -----------        --------

258/260    (1),(3)        6/17/94        93,332     $6.0000         51,332              18,667          23,333

261        (2),(3)        6/17/94        53,333      6.0000         13,333                   -          40,000

296        (3)            2/23/95        50,000      6.5625         15,625              12,500          21,875

SR-002     (2),(4)        7/26/95        90,000      8.1250              -                   -          90,000

580        (1),(3)        1/18/96        30,000     11.7500          1,875               7,500          20,625
                                      ----------                -----------        -----------        ---------
                                        316,665                     82,165              38,667         195,833
                                      ==========                ===========        ===========        =========

Note:

(1) Total Options Granted include both ISOs and NSOs (2) Contingent options vest based on certain criteri
(3) Option granted under the 1992 Stock Option Plan
(4) Option granted under the Long-Term Objectives Stock Option Plan for Senior Management

1994 Grants have been restated to effect the September 1994 3.75-for-1 reverse stock split

                                    EXHIBIT B

                                 LOAN AGREEMENT


This Exhibit B is incorporated by reference to Exhibit 10.38 filed in response to Item 6 "Exhibits" of the Registrant's Form 10-Q for the quarter ended June 30, 1995.

----------------------------------------------------------------------------
                                                             ALL.
                                                           -----------------
                                                             PTN.
----------------------------------------------------------------------------



          RECORDING REQUESTED BY


        AND WHEN RECORDED MAIL TO

    Name   -                         -

  Street     Sugen, Inc.
  Address    515 Galveston Drive
             Redwood City, CA  94063
  City &                                SPACE ABOVE THIS LINE FOR RECORDER'S USE
  State   -                          -
           ---------------------------------------------------------------------


TO 430.1 CA (7-84)              Full Reconveyance
--------------------------------------------------------------------------------
SUGEN, INC., as duly appointed Trustee under Deed of Trust hereinafter referred to, having received from holder of the obligations thereunder a written request to reconvey, reciting that the promissory notes secured by the Deed of Trust will become unsecured obligations, and said Deed of Trust having been surrendered to said Trustee, does hereby RECONVEY, without warranty, to the person or persons legally entitled thereto, the estate now held by it thereunder. Said Deed of Trust was executed by JAMES L. TYREE and RENEE TYREE, husband and wife

                                                                       Trustors,

         and recorded in the official records of San Mateo County, California, as follows:

REC.  June 12, 1996     AS INSTR. NO.  96-070557       IN BOOK/REEL  N/A
      -------------                    ---------                     -----------

DESC.

LOT 13, AS SHOWN ON THAT CERTAIN MAP ENTITLED, "MAP OF HILLSBOROUGH PARK, HILLSBOROUGH SAN MATEO COUNTY, CALIFORNIA" FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA ON APRIL 14, 1924 IN BOOK 11 OF MAPS AT PAGE(S) 58 TO 61 INCLUSIVE.

Dated __________________________________    ____________________________________

================================================================================

STATE OF _______________________________             )
                                                     ) ss.
COUNTY OF _____________________________              )


On _______________________, 19___, before me, ________________________________ , personally appeared _______________________________________________,

         |_|      personally known to me
                  -or-
         |_| proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s) or the entity upon behalf of which the person(s) acted, executed the instrument.

                                            Witness my hand and official seal.


                   -------------------------------------------------------------
                   Signature of the Notary           CAPACITY CLAIMED BY SIGNER
Though statute does not require the Notary to fill in the data below, doing so may prove invaluable to persons relying on the document.

|_|  Individual
|_|  Corporate Officer(s)

     ---------------------------------------------------------------------------
|_|  Partner(s)   |_|  Limited
                  |_|  General
|_|  Attorney-in-Fact
|_|  Trustee(s)
|_|  Guardian/Conservator
|_|  Other: ____________________________________________________________________

     ---------------------------------------------------------------------------

SIGNER IS REPRESENTING:
Name of person(s) or entity(ies)


--------------------------------------------------------------------------------
_________________________________________________________ This  certificate must be attached to the document described at right:


(C)1993 National Notary Association, Canoga Park, CATitle or Type of Document:

--------------------------------------------------------------------------------
Number of Pages:____________________ Date of Document: _________________________
Signer(s) other than named above: ______________________________________________
================================================================================
                                   EXHIBIT C
                                     1 of 2

Title or Trust No.
Chicago Title #500309
Escrow of Loan No.

WHEN RECORDED MAIL TO:

Sugen, Inc.
515 Galveston Drive
Redwood City, CA  94063


                                        SPACE ABOVE THIS LINE FOR RECORDER'S USE
--------------------------------------------------------------------------------

                             SUBSTITUTION OF TRUSTEE


WHEREAS, JAMES L. TYREE and RENEE TYREE, husband and wife were the original Trustors, North American Title Company, was the original Trustee, and SUGEN, INC. was the Beneficiary under that certain Deed of Trust, dated August 29, 1994, recorded June 12, 1996, as Document No. 96-070557 of Official Records of San Mateo County, California (the "Deed of Trust");

WHEREAS, the undersigned desires to substitute a new Trustee under said Deed of Trust in the place and stead of North American Title Company.

WHEREAS, the Deed of Trust encumbers the following described property, located in the County of San Mateo, State of California:

LOT 13, AS SHOWN ON THAT CERTAIN MAP ENTITLED, "MAP OF HILLSBOROUGH PARK, HILLSBOROUGH SAN MATEO COUNTY, CALIFORNIA" FILED IN THE OFFICE OF THE RECORDER OF THE COUNTY OF SAN MATEO, STATE OF CALIFORNIA ON APRIL 14, 1924 IN BOOK 11 OF MAPS AT PAGE(S) 58 TO 61 INCLUSIVE.


NOW THEREFORE, the undersigned hereby substitutes itself, SUGEN, Inc., a Delaware corporation, as Trustee under said Deed of Trust. The address of said Trustee is 515 Galveston Drive, Redwood City, CA 94063.


SUGEN, Inc.



By:________________________________________________
Name:______________________________________________
Title:_____________________________________________

Dated:_____________________________________________

==============================================================================================================================
STATE OF CALIFORNIA                                  )                                     CAPACITY CLAIMED BY SIGNER
                                                     ) ss.                             Though statute does not require the
COUNTY OF __________________________                 )                                 Notary to fill in the data below, doing
                                                                                       so may prove invaluable to persons
On _________________________, 19___, before me, __________________________________,    relying on the document.
personally appeared ___________________________________,
                                                                                       |_|  Individual
         |_|  personally known to me                                                   |_|  Corporate Officer(s)
              -or-                                                                          __________________________________
         |_|  proved to me on the basis of satisfactory evidence                       |_|  Partner(s)   |_|  Limited
                  to be the person whose name is subscribed to within the                                 |_|  General
                  instrument and acknowledged to me that he executed the same in       |_|  Attorney-in-Fact
                  his authorized capacity, and that by his signature on the            |_|  Trustee(s)
                  instrument, the person or the entity upon behalf of which the        |_|  Guardian/Conservator
                  person acted, executed the instrument.                               |_|  Other:____________________________
                                                                                            __________________________________
                                            Witness my hand and official seal.
                                                                                        SIGNER IS REPRESENTING:
                                                                                        Name of person(s) or entity(ies)

                                            --------------------------------------      --------------------------------------
                                            Signature of the Notary                     --------------------------------------

------------------------------------------------------------------------------------------------------------------------------
This certificate must be attached to the                Title or Type of Document:____________________________________________
document described at right:                            Number of Pages:_______________ Date of Document:_____________________
                                                        Signer(s) other than named above:_____________________________________

(C)1993 National Notary Association, Canoga Park, CA
==============================================================================================================================

                                    EXHIBIT D

                          EMPLOYEE'S SECRECY AGREEMENT
                                    CLERICAL


I recognize that SUGEN INC., a Delaware corporation, together with its subsidiaries (hereinafter collectively called the "Company") is engaged in a continuous program of research, development, and production respecting its business, present and future, including fields generally related to its business.

I understand that:

         1. My employment creates a relationship of confidence and trust between me and the Company with respect to any information:

                  (a)  Applicable to the business of the Company; or

                  (b) Applicable to the business of any client or customer of the Company, which may be made known to me by the Company or by any client or customer of Company, or learned by me during the period of my employment.

         2. The Company possesses and will continue to possess information that has been created, discovered, developed, or otherwise become known to the Company (including without limitation information created, discovered, developed, or made known by me during the period of or arising out of my employment by the Company) and/or in which property rights have been assigned or otherwise conveyed to the Company, which information has commercial value in the business in which the Company is engaged. All of the aforementioned information is hereinafter called "Proprietary Information." By way of illustration, but not limitation, Proprietary Information includes trade secrets, processes, formulas, data and know-how, improvements, inventions, techniques, marketing plans, strategies, forecasts, and customer lists.

In consideration of my employment or continued employment, as the case may be, and the compensation received by me from the Company from time to time, I hereby agree as follows:

         1. All Proprietary Information shall be the sole property of the Company and its assigns, and the Company and its assigns shall be the sole owner of all patents and other rights in connection therewith. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information. At all times, both during my employment by the Company and after its termination, I will keep in confidence and trust all Proprietary Information, and I will not use or disclose any Proprietary Information or anything relating to it without the written consent of the Company, except as may be necessary in the ordinary course of performing my duties as an employee of the Company.

         2. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or activity other than for the Company in any business in which the Company is now or may hereafter become engaged. In the event of the termination of my employment by me or by the Company for any reason, I will deliver to the Company all documents and data of any nature pertaining to my work with the Company and I will not take with me any documents or data of any description or any reproduction of any description containing or pertaining to any Proprietary Information.

         3. I represent that my performance of all the terms of this Agreement as an employee of the Company does not and will not breach any agreement to keep in confidence proprietary information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

         4. This Agreement shall be effective as of the first day of my employment by the Company, namely:_____________________________________________.

         5. This Agreement shall be binding upon me, my heirs, executors, assigns, and administrators and shall inure to the benefit of the Company its successors, and assigns.

Accepted and Agreed To:


By:   /s/ James L. Tyree
      ---------------------------

Date:  6/6/94
       -------------


                                       2.

                                    EXHIBIT E

                         EMPLOYEE AGREEMENT AND RELEASE

         Except as otherwise set forth in this Agreement, I hereby release, acquit and forever discharge the Company, its parents and subsidiaries, and their officers, directors, agents, servants, employees, attorneys, shareholders, successors, assigns and affiliates, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising out of or in any way related to agreements, events, acts or conduct at any time prior to and including the execution date of this Agreement, including but not limited to: all such claims and demands directly or indirectly arising out of or in any way connected with my employment with the Company or the termination of that employment; claims or demands related to salary, bonuses, commissions, stock, stock options, or any other ownership interests in the Company, vacation pay, fringe benefits, expense reimbursements, severance pay, or any other form of compensation; claims pursuant to the Offer Letter; claims pursuant to the Deferred Compensation Agreement; claims pursuant to any federal, state or local law, statute, or cause of action including, but not limited to, the federal Civil Rights Act of 1964, as amended; the federal Americans with Disabilities Act of 1990; the federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"); the California Fair Employment and Housing Act, as amended; tort law; contract law; wrongful discharge; discrimination; harassment; fraud; defamation; emotional distress; and breach of the implied covenant of good faith and fair dealing.

         I acknowledge that I am knowingly and voluntarily waiving and releasing any rights I may have under ADEA. I also acknowledge that the consideration given for the waiver and release in the preceding paragraph hereof is in addition to anything of value to which I was already entitled. I further acknowledge that I have been advised by this writing, as required by the ADEA, that: (a) my waiver and release do not apply to any rights or claims that may arise after the execution date of this Agreement; (b) I have the right to consult with an attorney prior to executing this Agreement; (c) I have twenty-one (21) days to consider this Agreement (although I may choose to voluntarily execute this Agreement earlier); (d) I have seven (7) days following the execution of this Agreement by the parties to revoke the Agreement; and (e) this Agreement shall not be effective until the date upon which the revocation period has expired, which shall be the eighth day after this Agreement is executed by me ("Effective Date").

         In giving this release, which includes claims which may be unknown to me at present, I acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to my release of any claims I may have against the Company.


                                                     By:   /s/ James L. Tyree
                                                        ------------------------
                                                               James L. Tyree

                                                     Date:     07/18/96
                                                           --------------------